-------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                         DATE OF REPORT: APRIL 27, 2000
                        (Date of earliest event reported)


                          BIOSPHERICS(R) INCORPORATED
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                             0-5576                         52-0849320
------------------------------------------------------------------------------------------------------
(State or other jurisdiction of         (Commission file number)   (I.R.S. Employer Identification No.)
        incorporation)


  12051 Indian Creek Court, Beltsville, Maryland                      20705
------------------------------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                         (Zip Code)


       Registrant's Telephone Number, including area code: (301) 419-3900


                                 Not Applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On April 27, 2000, the Board of Directors of Biospherics Incorporated (the "Company") approved a resolution authorizing management of the Company to engage Grant Thornton LLP ("GT") to act as its independent auditors for calendar year 2000 and GT has been so engaged. The Company previously reported on Form 8-K filed April 12, 2000 that PricewaterhouseCoopers LLP ("PWC") declined to stand for re-election as the Company's independent auditor.

         During the Company's two (2) most recent fiscal years and any subsequent interim period prior to engaging GT, the Company has not consulted GT regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and GT did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined in Item 304 of Regulation S-K.

         Prior to the filing of this Form 8-K, the Company has provided GT with a copy of these disclosures; has asked GT to review the disclosures; and has provided GT the opportunity to express any disagreement or clarification with respect to the disclosures in writing addressed to the Securities and Exchange Commission. GT has orally advised the Company that it concurs with these disclosures and will not provide any such writing.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

         Not applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Biospherics Incorporated


         By:/s/ GILBERT V. LEVIN
           --------------------------------------
            Gilbert V. Levin
            Chair, CEO, President and Treasurer



         Date: April 27, 2000